UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 26, 2006

Date of Report

(Date of earliest event reported)

CORE-MARK HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51515	20-1489747
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 Oyster Point Boulevard, Suite 415, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(650) 589-9445

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On October 26, 2006, the Compensation Committee of the Board of Directors of Core-Mark Holding Company, Inc. (the “Company”) appointed Stacy Loretz-Congdon as Senior Vice President and Chief Financial Officer, effective Friday, December 1, 2006. Since January of 2003, Ms. Loretz-Congdon, age 47, has served as the Company’s Vice President of Finance and Treasurer following several years as the Company’s Corporate Treasurer starting in 1999. Ms. Loretz-Congdon joined the Company in May of 1990 and has served various functions in accounting and finance. Prior to joining the Company, Ms. Loretz-Congdon was an auditor for Coopers & Lybrand. She received her Bachelor of Science degree in accounting from San Francisco State University. The Company has not entered into an employment agreement with Ms. Loretz-Congdon. Ms. Loretz-Congdon will succeed James E. Wall, who has served as Chief Financial Officer since January 2005. Mr. Wall, who previously announced his intention to retire, will remain with the Company through November 30, 2006 and will assist Ms. Loretz-Congdon in her transition.

A copy of the press release announcing the appointment of Ms. Loretz-Congdon is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

The following are filed as exhibits to this report:

Number	Description
99.1	Press Release Dated October 30, 2006 Announcing the Appointment of a New Chief Financial Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2006

CORE-MARK HOLDING COMPANY, INC.

By:	/s/ J. Michael Walsh
Name:	J. Michael Walsh
Title:	Chief Executive Officer

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EXHIBIT INDEX

Number	Description
99.1	Press Release Dated October 30, 2006 Announcing the Appointment of a New Chief Financial Officer.

4